EXHIBIT 4.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated May 22, 2012 in the Amendment No. 2 to the Registration Statement (File No. 333-180253) and related Prospectus of Guggenheim Defined Portfolios, Series 900.

                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
May 22, 2012